UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2004, Stratex Networks, Inc., entered into a Placement Agency Agreement with CIBC World Markets Corp. relating to the issuance and sale of 2,581,780 units at a price of $9.44 per unit through a registered direct offering. Each unit consists of four shares of common stock and one warrant to purchase a share of common stock at an exercise price of $2.95 per share, resulting in the sale of approximately 10.3 million shares of Stratex Networks common stock and warrants to purchase approximately 2.6 million shares of Stratex Networks common stock in the aggregate.

The Placement Agency Agreement, dated September 20, 2004, is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

10.1	Placement Agency Agreement between Stratex Networks, Inc., and CIBC World Markets Corp., dated September 20, 2004.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date:	September 23, 2004	By:	/s/ Carl A. Thomsen
Carl A. Thomsen
Senior Vice President, Chief Financial Officer & Secretary

3

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

10.1	Placement Agency Agreement between Stratex Networks, Inc., and CIBC World Markets Corp., dated September 20, 2004.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

4